Exhibit 4.1

Execution Version

CREDIT AGREEMENT

dated as of

July 31, 2024

among

THE SHERWIN-WILLIAMS COMPANY,

SHERWIN-WILLIAMS LUXEMBOURG S.à r.l.

and

SHERWIN-WILLIAMS CANADA INC.,

as Borrowers,

CITIBANK, N.A.,

as Administrative Agent and an Issuing Lender,

The Other Issuing Lenders Party Hereto,

The Lenders Party Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

CITIBANK, N.A.,

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

i

ii

SCHEDULES:
Schedule 1	Original Lenders
Schedule 2.01A	Commitments
Schedule 2.01B	Letter of Credit Commitments
Schedule 9.01	Notices

EXHIBITS:
Exhibit A	Form of Assignment and Assumption
Exhibit B (1-4)	Forms of U.S. Tax Compliance Certificates
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Promissory Note

iii

CREDIT AGREEMENT dated as of July 31, 2024 among THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation, SHERWIN-WILLIAMS LUXEMBOURG S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 8-10 avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Registry (Registre de commerce et des societies, Luxembourg) under number B 148400, SHERWIN-WILLIAMS CANADA INC., a Canadian corporation organized under the Canada Business Corporations Act (Canada), the LENDERS party hereto, the ISSUING LENDERS party hereto and CITIBANK, N.A., as Administrative Agent.

The Borrowers (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders extend credit to enable them to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $2,500,000,000 at any time outstanding. The proceeds of borrowings and other extensions of credit hereunder are to be used for general corporate purposes, including the financing of working capital requirements.

The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Acquisition” means, as to any Person, the direct or indirect purchase or other acquisition (in one transaction or a series of transactions, including through a merger, combination, consolidation, amalgamation or similar transaction), in each case other than from the Borrower or any Subsidiary, of a majority of the Equity Interests of another Person or all or any substantial portion of the property, assets or business of another Person or of the assets constituting a business unit, line of business or division of another Person.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b)(i) 0.29547% for a one-month Interest Period or (ii) 0.32138% for a three-month Interest Period; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Agent’s Office” means, the Administrative Agent’s address and, as appropriate, account as set forth in Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Agent Party” has the meaning assigned to such term in Section 9.01(c).

“Agreement” means this Credit Agreement as the same may hereafter be modified, supplemented or amended from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. If the Alternate Base Rate is required to be determined without reference to clause (c) above, then the Alternate Base Rate shall be the highest of clauses (a) and (b) above; provided that, if the Alternate Base Rate as so determined would be less than the Floor, such rate shall be deemed the Floor for such purposes under this Agreement.

“Alternative Currency” means each of (a) Euro, (b) Canadian Dollars and (c) each other currency (other than Dollars) that is approved in accordance with Section 1.05; provided, however, that if the interest rate with respect to any Alternative Currency becomes unavailable for any reason, such Alternative Currency shall not be considered an Alternative Currency hereunder until such time as an interest rate with respect to such Alternative Currency is agreed upon by the Company and the applicable Lenders in accordance with the terms hereof.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency, as determined by the Administrative Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such currency with Dollars.

“Anti-Boycott Regulations” means (a) the United Kingdom Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996, as amended, (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverodnung), (c) any provision of Council Regulation (EC) 2271/96, any provision of Commission Delegated Regulation (EC) No 2018/1100 and any law or regulation implementing such regulations in any member state of the European Union, (d)

the Foreign Extraterritorial Measures Act (Canada), R.S.C., 1985, c. F-29 and any orders made thereunder and (e) any blocking or anti-boycott law or regulation enacted by the Sanctions authorities similar to those set out in the foregoing clauses (a) through (d).

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.14.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.18 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have been terminated or have expired, the Applicable Percentages shall be determined based upon the amounts of the outstanding Loans or, if no Loans are outstanding, based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of the determination.

“Applicable Rate” means, for any day, in connection with the commitment fees payable hereunder, or in connection with the interest accruing on any Term SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan or ABR Loan, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, “Term SOFR Spread”, “Eurocurrency Spread”, “Term CORRA Spread” or “ABR Spread”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt.

Index Debt Ratings:	Commitment Fee Rate	Term SOFR Spread	Eurocurrency Spread	Term CORRA Spread	ABR Spread
Category 1 A+/A1 or higher	0.06%	0.75%	0.75%	0.75%	0.00%
Category 2 A/A2	0.07%	0.875%	0.875%	0.875%	0.00%
Category 3 A-/A3	0.09%	1.00%	1.00%	1.00%	0.00%
Category 4 BBB+/Baa1	0.10%	1.125%	1.125%	1.125%	0.125%
Category 5 BBB/Baa2	0.125%	1.25%	1.25%	1.25%	0.25%
Category 6 BBB-/Baa3	0.175%	1.375%	1.375%	1.375%	0.375%
Category 7 BB+/Ba1 or lower or unrated	0.225%	1.625%	1.625%	1.625%	0.625%

For purposes of the foregoing, subject to the last two sentences of this definition, (i) if any of S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last two sentences of this definition), then such rating agency shall be deemed to have established a rating in Category 7; (ii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall fall within different Categories, then (a) if the applicable ratings differ by one level, the Applicable Rate shall be based on the higher of the applicable ratings and (b) if the applicable ratings differ by more than one level, then the Applicable Rate shall be based on the level that is one level lower than the higher of the applicable ratings; and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P and Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of one of S&P or Moody’s shall change, or if one of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earliest of (a) the Maturity Date, (b) the date of the termination of the Commitments pursuant to Section 2.07 and (c) the date of termination of the commitment of each Lender to make Loans and the obligation of the Issuing Lenders to issue Letters of Credit pursuant to Section 7.02.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of (x) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof or (y) the appointment of a receiver, conservator, trustee, administrator, custodian or similar Person by a Governmental Authority or instrumentality thereof, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, under or based on the law in the country where such Person is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case, unless such ownership interest or appointment (as applicable) results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, (a) with respect to amounts denominated in Dollars, the Term SOFR Reference Rate, (b) with respect to any amounts denominated in Euro, EURIBOR and (c) with respect to amounts denominated in Canadian Dollars, the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, EURIBOR or the Term CORRA Reference Rate, as applicable, or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) where a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, the sum of (i) Daily Simple SOFR and (ii) 0.10%;

(b) where a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, the sum of (i) Daily Simple CORRA and (ii) 0.29547%; or

(c) where a Benchmark Transition Event has occurred with respect to a Benchmark other than the Term SOFR Reference Rate or the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark for any currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the Bank of Canada, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means the Company, the Canadian Borrower and/or the Lux Borrower, as applicable.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, Eurocurrency Rate Loans or Term CORRA Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s Office with respect to obligations denominated in Dollars is located; provided that:

(a) if such day relates to any interest rate settings as to a Term SOFR Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Term SOFR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, such day shall also be a U.S. Government Securities Business Day;

(b) if such day relates to any interest rate settings as to a Term CORRA Loan, any fundings, disbursements, settlements and payments in Canadian Dollars in respect of any such Term CORRA Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Term CORRA Loan, Business Day means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Ontario;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, such day shall also be a TARGET Day;

(d) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Euro, Business Day means any day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), Business Day means any day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Borrower” means Sherwin-Williams Canada Inc., a Canadian corporation organized under the Canada Business Corporations Act (Canada).

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder), other than an employee benefit or stock ownership plan of the Company, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed by directors so nominated or approved or (c) the Company shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Equity Interests of each Borrower (other than the Company).

“Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case under this clause (y) pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.14.

“Citibank” means Citibank, N.A. and its successors.

“Co-Documentation Agents” means Bank of America, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank National Association, in their capacities as co-documentation agents hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.07, increased from time to time pursuant to Section 2.02(e) or reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $2,500,000,000.

“Company” means The Sherwin-Williams Company, an Ohio corporation.

“Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders pursuant to Article X hereof.

“Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the

Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and the Subsidiaries on a consolidated basis, an amount equal to consolidated net income of the Company and the Subsidiaries for such period plus (a) to the extent deducted in calculating such consolidated net income, (i) consolidated interest expense of the Company and the Subsidiaries for such period, (ii) consolidated income tax expense of the Company and the Subsidiaries for such period, (iii) depreciation and amortization expense of the Company and the Subsidiaries for such period and (iv) any non-recurring non-cash expenses or losses of the Company and the Subsidiaries for such period which do not represent a cash item in such period or any future period; and minus (b) to the extent included in calculating such consolidated net income, any extraordinary income or gains of the Company and the Subsidiaries for such period, all computed in accordance with GAAP.

“Consolidated Net Revenue” means, for any period, the net revenue of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, on any date, Consolidated Total Assets less (i) all intangible assets, including goodwill, organization costs, intellectual property and research and development costs and (ii) any other identifiable intangibles of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, on any date, the aggregate amount of assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average, administered and published by the Bank of Canada (or any successor administrator).

“Credit Party” means the Administrative Agent, each Issuing Lender and each Lender.

“Daily Simple CORRA” means, for any day, CORRA, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple CORRA” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada), the Luxembourg Commercial Code, the Luxembourg law of 28 October 2022 regarding the introduction of a procedure of administrative dissolution without liquidation, the Luxembourg law of 7 August 2023 regarding the preservation of enterprises and the modernization of the insolvency law, the Luxembourg law of 10 August 1915 on commercial companies, each as amended from time to time, and all other liquidation, conservatorship, bankruptcy, administration, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administrative receivership, insolvency, reorganization, voluntary arrangement, scheme of arrangement or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) fund all or any portion of its participation in Letters of Credit within two (2) Business Days of the date required to be funded, or (iii) pay to any Credit Party any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Company or any Credit Party in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by any Credit Party or the Company, acting in good faith, to confirm in writing to such Credit Party and the Company that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Credit Party or the Company), or (d) has, or has a direct or indirect parent company that has, become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea,

Syria, Crimea, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

“Disqualified Institution” means (a) any competitors of the Company and its Subsidiaries designated by the Company to Citigroup Global Markets Inc. pursuant to a side letter (the “Designated Institution Side Letter”) dated as of July 8, 2024 and (b) any other bank, financial institution or other institutional lender designated by the Company to Citigroup Global Markets Inc. pursuant to the Designated Institution Side Letter; provided that (i) the Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to post the Designated Institution Side Letter, and any updates thereto from time to time as permitted pursuant to the following clause (ii) or (iii), on the Platform and to provide the Designated Institution Side Letter to each Lender requesting the same, (ii) the Company may update the Designated Institution Side Letter from time to time after the Effective Date to designate any additional Person as a “Disqualified Institution” that is a competitor of, or is an affiliate of a competitor of, the Company and its Subsidiaries, and (iii) “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice pursuant to an updated Designated Institution Side Letter delivered to the Administrative Agent and the Lenders; provided, further that, nothing herein shall apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in Loans to the extent that any such party was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is July 31, 2024.

“Eligible Assignee” means (i) a Lender, (ii) a commercial bank, insurance company or company primarily engaged in making commercial loans or a commercial finance company, (iii) any Affiliate of a Lender under common control with such Lender or (iv) an Approved Fund of a Lender.

“Environmental Laws” means all Laws, rules, regulations, codes, ordinances or binding orders, decrees, judgments, injunctions or agreements issued, promulgated or entered into by any Governmental

Authority, relating in any way to the environment, preservation or reclamation of natural resources, and the management, release or threatened release of any hazardous material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered,” “critical” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (h) the imposition of any Lien or liability under Section 303(k) or Title IV of ERISA or Section 430(k) of the Code, other than for contributions to a Plan in the ordinary course and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate or (i) a determination that any Plan is in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code).

“Erroneous Payment” has the meaning assigned to such term in Section 8.03(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.03(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning assigned to such term in the definition of “Eurocurrency Term Rate”.

“Euro” and “EUR” mean the single currency of the Participating Member States.

“Eurocurrency Daily Rate” means, for any day with respect to a Eurocurrency Daily Rate Loan, for Loans denominated in any Alternative Currency (other than Canadian Dollars) that is approved in accordance with Section 1.05 (to the extent such Loans denominated in such currency will bear interest at a daily rate), the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved in accordance with Section 1.05 plus the adjustment (if any). Any change in the Eurocurrency Daily Rate shall be effective from and including the effective date of such change. Notwithstanding the foregoing, if the Eurocurrency Daily Rate shall be less than the Floor, such rate shall be deemed the Floor for such purposes under this Agreement.

“Eurocurrency Daily Rate Borrowing” means, as to any Borrowing, the Eurocurrency Daily Rate Loans comprising such Borrowing.

“Eurocurrency Daily Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Daily Rate. Eurocurrency Daily Rate Loans must be denominated in an Alternative Currency (other than Canadian Dollars).

“Eurocurrency Rate” means the Eurocurrency Daily Rate and the Eurocurrency Term Rate.

“Eurocurrency Rate Borrowing” means a Loan that bears interest at a rate based on the Eurocurrency Daily Rate or the Eurocurrency Term Rate, as applicable.

“Eurocurrency Rate Loan” means a Eurocurrency Daily Rate Loan or a Eurocurrency Term Rate Loan, as applicable.

“Eurocurrency Term Rate” means, for any Interest Period with respect to a Eurocurrency Term Rate Loan:

(a) for Loans denominated in Euro, the rate per annum equal to the euro interbank offered rate (“EURIBOR”) administered by the European Money Markets Institute (or any other Person which takes over the administration of such rate), or a comparable or successor rate which rate is approved by the Administrative Agent, as displayed and identified on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 A.M. (London time) on the Rate Determination Date with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and

(b) for Loans denominated in any other Alternative Currency (other than Canadian Dollars) that is approved in accordance with Section 1.05 (to the extent such Loans denominated in such currency will bear interest at a term rate), the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved in accordance with Section 1.05 plus the adjustment (if any).

Notwithstanding the foregoing, if the Eurocurrency Term Rate shall be less than the Floor, such rate shall be deemed the Floor for such purposes under this Agreement.

“Eurocurrency Term Rate Borrowing” means, as to any Borrowing, the Eurocurrency Term Rate Loans comprising such Borrowing.

“Eurocurrency Term Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Term Rate. Eurocurrency Term Rate Loans must be denominated in an Alternative Currency (other than Canadian Dollars).

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient by or on account of any obligation of a Borrower, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.17) or (ii) such Lender changes its applicable lending office, except in each case to the extent that, pursuant to Section 2.15(a)(ii), 2.15(a)(iii) or 2.15(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its applicable lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, (e) any withholding tax imposed under the Income Tax Act (Canada) or the regulations thereunder arising as a result of (i) such Recipient not dealing at arm’s length with the Canadian Borrower (for purposes of the Income Tax Act (Canada)), (ii) such Recipient being, or not dealing at arm’s length with (for purposes of the Income Tax Act (Canada)), a “specified shareholder” of the Canadian Borrower (for purposes of subsection 18(5) of the Income Tax Act (Canada)), or (iii) the Canadian Borrower being a “specified entity” (for purposes of subsection 18.4(1) of the Income Tax Act (Canada)) in respect of such Recipient, but excluding, in the case of clause (i) or (ii) above, any such non-arm’s length or “specified shareholder” relationship arising from, and in the case of clause (iii) above, a Canadian Borrower being a “specified entity” in respect of such Recipient as a result of, such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document, (f) any taxes imposed pursuant to the Luxembourg law of December 23, 2005 (the so-called “RELIBI Law”) and (g) any combination of items (a) through (f) above.

“Existing Credit Agreement” means the Credit Agreement dated as of August 30, 2022 by and among the Company, the Lux Borrower, the Canadian Borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the implementation of the foregoing and any official interpretations of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged to Citibank on such day for such transactions as determined by the Administrative Agent and (c) if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (other than for the purposes of determining the Alternate Base Rate).

“Financial Officer” means the board of managers, director, chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or any equivalent position of a Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Borrower designated in or pursuant to an agreement between the applicable Borrower and the Administrative Agent.

“Floor” means a rate of interest equal to 0.00% per annum.

“Foreign Borrowers” means the Canadian Borrower and the Lux Borrower.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means U.S. generally accepted accounting principles; provided that, if any changes in U.S. generally accepted accounting principles from those used in the preparation of the audited consolidated financial statements of the Company referred to in Section 3.04 occur by reason of any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (FASB) (or any successor thereto or agency with similar function), or if the Company adopts the International Financial Reporting Standards, and such change in accounting principles and/or adoption of such standards results in a change in the method or results of calculation of financial covenants and/or defined terms contained in this Agreement, then at the option of the Required Lenders or the Company, the parties will enter into good faith negotiations to amend such financial covenants and/or defined terms in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such changes and/or adoption so that the criteria for evaluating the financial condition of the Company shall be the same in commercial effect after, as well as before, such changes and/or adoption are made (in which case the method and calculation of financial covenants and/or the defined terms related thereto hereunder shall be determined in the manner so agreed).

“Governmental Authority” means the government of the United States of America, the Government of Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. For purposes hereof, the amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligations, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other substances or wastes, in each case, of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies or prices of commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of such transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement. The amount of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Increase Leverage Notice” has the meaning assigned to such term in Section 6.03.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f)

all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person and (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and banker’s acceptances; provided that Indebtedness of any Person shall not include (i) trade payables, (ii) any obligations of such Person incurred in connection with letters of credit, letters of guaranty or similar instruments obtained or created in the ordinary course of business to support obligations of such Person that do not constitute Indebtedness or (iii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan or Eurocurrency Daily Rate Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term SOFR Loan, Eurocurrency Term Rate Loan or Term CORRA Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing or a Eurocurrency Term Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means (i) with respect to any Term SOFR Borrowing or Eurocurrency Term Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three, or six months thereafter (in each case, subject to availability of the Benchmark applicable to the relevant currency) or (ii) with respect to any Term CORRA Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (subject to availability of the Benchmark applicable to the relevant currency), in each case, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.21(d) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Lender” means Citibank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association and any other Lender that agrees to act as an Issuing Lender, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Lender” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Lender with respect thereto.

“Joint Lead Arrangers” means Citibank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and U.S. Bank National Association, in their capacities as joint lead arrangers hereunder.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by Debtor Relief Laws (but excluding any limitation of enforcement by such laws with reference to the safe harbour provisions of articles 18 to 21 (inclusive) of the Luxembourg law of 5 August 2005 on financial collateral arrangements, as amended from time to time);

(b) the time barring of claims under any Laws, defenses of set-off or counterclaim;

(c) similar principles, rights and remedies under the laws of any relevant jurisdiction; and

(d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any of the legal opinions to be delivered pursuant to Section 4.01 (b) of this Agreement.

“Lenders” means (a) the Persons listed on Schedule 2.01A and (b) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than, in the case of either of the foregoing, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.04(b).

“Letter of Credit Commitment” means, with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The initial amount of each Issuing Lender’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Lender has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Lender as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Lender may be modified from time to time by agreement between such Issuing Lender and the Company, and notified to the Administrative Agent.

“Leverage Ratio” means, on any date, the ratio of (a) Total Funded Indebtedness at such date to (b) Consolidated EBITDA for the period of four consecutive quarters ended on or most recently prior to such date.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement (including the schedules and exhibits hereto), letter of credit applications and any agreements between any Borrower and Issuing Lender regarding the issuance by such Issuing Lender of Letters of Credit hereunder and/or the respective rights and obligations between any Borrower and such Issuing Lender in connection thereunder and any promissory note issued hereunder.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Lux Borrower” means Sherwin-Williams Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 8-10 avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Registry (Registre de commerce et des societies, Luxembourg) under number B 148400.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Margin Stock” has the meaning assigned to such term under Regulation U.

“Material Adverse Effect” means an event or circumstance that constitutes a material adverse effect on (a) the business, operations or financial condition of the Borrowers and the Subsidiaries taken as a whole, (b) the ability of the Company, individually, or the Borrowers, taken as a whole, to perform any of its, or their, as applicable, material obligations under this Agreement or (c) the legality, validity, binding effect or enforceability against the Borrowers of this Agreement and the other Loan Documents; provided, however that any event or circumstance related to any public nuisance claim in the state of California so long as the aggregate amounts in respect of any judgment, settlement or other payment pursuant to an agreement related thereto do not exceed $1,150,000,000 shall not constitute a “Material Adverse Effect” hereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or net obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $250,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means, at any time, (a) each Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission and (b) each other Subsidiary designated as a “designated subsidiary” by the Company. The Company will designate one or more Subsidiaries as “designated subsidiaries” when and as necessary in order that there will at no time be two or more Subsidiaries that are not Material Subsidiaries under the preceding sentence but that, if considered together as a single Subsidiary, would cause the total for all such Subsidiaries to exceed 20% of either (i) Consolidated Total Assets at such time or (ii) Consolidated Net Revenue for the period of four calendar quarters ended at or most recently prior to such time.

“Maturity Date” means July 31, 2029, or any later date to which the Maturity Date may be extended pursuant to Section 2.07(d); provided in each case, if such date is not a Business Day, the Maturity Date shall be the prior Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Indebtedness” has the meaning assigned to such term in the definition of “Total Funded Indebtedness”.

“New Lender” means any Lender that shall become a party hereto pursuant to Section 9.04(b) after the date of this Agreement.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Lenders” means, collectively, each Lender that was a Lender as of the Effective Date as set forth on Schedule 1 hereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and (b) with respect to any amount denominated in an Alternative Currency, the greater of (i) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Recipient” has the meaning assigned to such term in Section 8.03(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Period” has the meaning assigned to such term in the definition of “Total Funded Indebtedness”.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Encumbrances” means:

(a) Liens imposed by Law for taxes, assessments and governmental charges or levies that are not yet delinquent by more than 30 days or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by Law and arising in the ordinary course of business that do not materially detract from the Company’s and the Subsidiary’s assets, taken as a whole, or materially impair the use thereof in the ordinary course of business or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) liens in favor of the United States of America, Canada, Luxembourg or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States of America, Canada, Luxembourg or of a state government or political subdivision thereof, in each case resulting from the acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States of America, Canada, Luxembourg or of a state government or political subdivision thereof, or subcontracts thereunder;

(f) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by Law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

(h) other Liens incidental to the conduct of the business of the Company or any Subsidiary or the ownership of the property or assets of the Company or such Subsidiary that do not in the aggregate materially detract from the value of such properties or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate. The “prime rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualifying Acquisition” means any Acquisition by the Company or any Subsidiary of the Company; provided that the aggregate consideration therefor (including as consideration, without duplication, transaction costs, the aggregate amount of equity issued, the aggregate principal amount of Indebtedness assumed or incurred by the Company or any Subsidiary of the Company, the aggregate principal amount of Indebtedness of such Person repaid, prepaid or redeemed by the Company or any Subsidiary of the Company and the maximum amount of any earnout obligation or similar deferred or contingent obligation incurred or created by the Company or any Subsidiary of the Company, in each case, in connection therewith), together with the aggregate amount of consideration for all other Acquisitions consummated by the Company or any Subsidiary of the Company in the immediately preceding six months, exceeds $500,000,000.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Canadian Dollars, the Bank of Canada or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto and (c) with respect to a Benchmark Replacement in respect of any Alternative Currency (other than Canadian Dollars), (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Repurchased Indebtedness” has the meaning assigned to such term in the definition of “Total Funded Indebtedness”.

“Required Lenders” means, subject to Section 2.18, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Total Revolving Credit Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revaluation Date” means with respect to any Loan, each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan or Term CORRA Loan, (b) each date of a continuation of a

Eurocurrency Rate Loan or Term CORRA Loan, and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant currency.

“Sanction(s)” means any laws and regulations relating to economic or financial sanctions, trade embargoes or similar restrictions administered or enforced by the United States Government, including OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the Government of Canada or the Hong Kong Monetary Authority.

“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred to the ultimate investors or other purchasers pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent hereunder.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services, Inc., TSX Inc. or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion.

“Term CORRA Borrowing” means, as to any Borrowing, the Term CORRA Loans comprising such Borrowing.

“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate” mean the forward-looking term rate based on CORRA.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Funded Indebtedness” means all Indebtedness of the Company and the Subsidiaries of the type described in clauses (a), (b), (h) (to the extent drawn and not reimbursed) and, without duplication, (f) (with respect to any Indebtedness described in clauses (a), (b) or (h) (to the extent drawn and not reimbursed) of the definition of “Indebtedness”) of the definition of “Indebtedness”, in each case determined on a consolidated basis in accordance with GAAP consistently applied; it being understood that (i) if the Company or any Subsidiary delivers or causes to be delivered an irrevocable repayment or redemption notice that results in Indebtedness in the form of debt securities being due and payable in full not later than 30 days after such repayment or redemption notice has been delivered and deposits cash with or for the benefit of the trustee or holders of such Indebtedness to fund such repayment or redemption, then such Indebtedness shall be considered repaid or redeemed; provided that if any applicable deposit is returned and the corresponding Indebtedness is not repaid or redeemed, but remains outstanding, such Indebtedness shall no longer be considered repaid or redeemed and (ii) if the Company or any Subsidiary commences a tender offer to repurchase Indebtedness (the “Repurchased Indebtedness”) and will be obligated to repurchase such Indebtedness for payment in full, together with accrued and unpaid interest thereon, after the satisfaction or waiver of any conditions of such tender offer, and in connection therewith issues Indebtedness in the form of debt securities (the “New Indebtedness”) the proceeds of which are to be used to repurchase the Repurchased Indebtedness within 30 days of issuance of such New Indebtedness

(the “Period”), then to the extent, and solely so long as, the Company or any Subsidiary either holds the proceeds of such New Indebtedness in escrow pursuant to customary arrangements, or otherwise sets aside the proceeds of such New Indebtedness in Dollars to fund such repurchase of Repurchased Indebtedness, then the amount of such New Indebtedness shall be deemed for the purpose of this definition to be reduced by the amount of the proceeds thereof that are so held in escrow or set aside (solely to the extent and for so long as so held or set aside, and not for the avoidance of doubt to the extent applied to repurchase the Repurchased Indebtedness or applied for any other purpose other than the repayment of the New Indebtedness); provided, further that upon the end of the Period, the deemed reduction of the New Indebtedness described above shall no longer apply.

“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans and their LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans hereunder, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR, the Eurocurrency Rate, Term CORRA or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(e)(ii)(B)(3).

“USA PATRIOT Act” means Title III of Pub. L. 107-56 (signed into Law October 26, 2001).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Term Rate Loan”) and Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Term Rate Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements, amendments and restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Additional Alternative Currencies.

(a) The Company may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in clauses (a) and (b) of the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent, the Issuing Lenders and the Lenders.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., eight (8) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

(c) Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and Lenders reasonably determine that a Eurocurrency Rate is available to be used for such requested currency, (i) the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans and (ii) the Administrative Agent and the Company may amend this Agreement solely to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company.

Section 1.06 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.07 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings denominated in

Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) The Administrative Agent shall determine the Dollar Equivalent of the LC Exposure in respect of Letters of Credit denominated in an Alternative Currency based on the Spot Rate (i) as of the end of each fiscal quarter of the Company and (ii) on or about the date of the related notice requesting the issuance of such Letter of Credit. If, after giving effect to any such determination of a Dollar Equivalent, the LC Exposure exceeds 103% of the total Letter of Credit Commitments, the Company shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, deposit cash collateral in an account with the Administrative Agent maintained in the United States pursuant to Section 2.04(j) in an amount equal to such excess.

Section 1.08 Designation of Company. Each of the Foreign Borrowers hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Foreign Borrowers as the Company deems appropriate in its sole discretion and each Foreign Borrower shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to the Company shall be deemed delivered to each Foreign Borrower and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Foreign Borrowers.

Section 1.09 Pro Forma Calculations. For the purpose of calculating Consolidated EBITDA and Consolidated Net Revenue for any period, if during such period the Company or any Subsidiary shall have made a material acquisition or material disposition (with materiality calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended), each of Consolidated EBITDA and Consolidated Net Revenue shall be calculated giving pro forma effect (in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended) thereto as if such material acquisition or disposition occurred on the first day of such period.

Section 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.11 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Term Rate, the Eurocurrency Daily Rate, the Term CORRA Reference Rate, Adjusted Term CORRA, Term CORRA or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Term Rate, the Eurocurrency Daily Rate, the Term CORRA Reference Rate, Adjusted Term CORRA, Term CORRA, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to Section 2.07, and subject to and upon the other terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrowers in Dollars or in one or more Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.08) in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or the sum of the Total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.02 Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans, Eurocurrency Rate Loans or Term CORRA Loans, as the applicable Borrower may request in accordance herewith; provided that, except as expressly provided for herein, neither the Lux Borrower nor the Canadian Borrower may borrow ABR Loans. Each

Lender at its option may make any Term SOFR Loan, Eurocurrency Rate Loan or Term CORRA Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and shall not be inconsistent with the duty of such Lender under Section 2.17(a) to minimize amounts payable by the applicable Borrower under Section 2.13 or 2.15.

(c) At the time of any Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or the Dollar Equivalent thereof) and not less than $10,000,000 (or the Dollar Equivalent thereof); provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Term SOFR Borrowings, Eurocurrency Rate Borrowings and Term CORRA Borrowings outstanding in the aggregate.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) The Borrowers may at any time and from time to time, upon prior written notice by the Company to the Administrative Agent, increase the Commitments by a maximum aggregate amount of up to SEVEN HUNDRED AND FIFTY MILLION DOLLARS ($750,000,000) with additional Commitments from any existing Lender or from any other Person selected by the Company and subject to the approval requirements of Section 9.04; provided that:

(i) any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(ii) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(iii) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(iv) (A) any New Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (B) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and

(v) as a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of the Borrowers dated as of the date of such increase signed by the President, a Vice President or a Financial Officer of the Company (A) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (x) the representations and warranties of the Borrowers set forth in this Agreement are true and correct in all material respects on and as of the date of such increase, except that (1) for purposes of this Section 2.02(e), the representations and warranties in Section 3.04(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01, (2) to the extent such representation or warranty relates to an earlier date, such representation or warranty shall be true and correct in all material respects as of such earlier date and (3) to the extent any such representation or warranty is qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects as of the applicable date, and (y) no Default or Event of Default has occurred and is continuing.

The Borrowers shall prepay any Loans owing by them and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 2.14) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any non-ratable increase in the Commitments under this Section.

Section 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by delivering a written Borrowing Request substantially in the form of Exhibit C or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Financial Officer of the applicable Borrower (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Rate Borrowing, not later than 11:00 a.m., New York City time, four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) before the date of the proposed Borrowing, (c) in the case of a Term CORRA Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Eurocurrency Rate Borrowing or a Term CORRA Borrowing;

(v) the currency of the Loans to be borrowed;

(vi) in the case of a Term SOFR Borrowing, a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed which shall comply with the requirements of Section 2.05.

If the applicable Borrower fails to specify a currency, then the Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing; or in the case of Loans denominated in an Alternative Currency, a Eurocurrency Rate Borrowing or Term CORRA Borrowing, as applicable, with an initial Interest Period of one month (in the case of a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing). If no Interest Period is specified with respect to any requested Term SOFR Borrowing, Eurocurrency Term Rate Borrowing or Term CORRA Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit in Dollars or any Alternative Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the applicable Issuing Lender shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person to fund any activity or business of or with any individual or entity or in any Designated Jurisdiction that, at the time of such funding, is the subject of any Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Issuing Lender, Joint Lead Arranger, Administrative Agent, or otherwise) of applicable Sanctions.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver, courier, overnight or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days unless otherwise agreed to by the applicable Issuing Lender in its sole discretion) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Lender and using such bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the applicable Issuing Lender at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Lender that have not yet been reimbursed by or on behalf of the Company at such time shall not exceed its Letter of Credit Commitment and (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments and (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment. The Company may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Lender with the consent of such Issuing Lender; provided that the Company shall not reduce the Letter of Credit Commitment of any Issuing Lender if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.

(c) Expiration Date. Each Letter of Credit shall, except as provided below in this paragraph, expire (or be subject to termination by notice from the applicable Issuing Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Any Letter of Credit may provide by its terms that it may be extended for additional successive one-year periods under customary “evergreen” provisions on terms reasonably acceptable to the applicable Issuing Lender; provided that, except as provided below in this paragraph, no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Maturity Date. Notwithstanding the foregoing, any Issuing Lender in respect of any outstanding Letter of Credit may extend the date of expiration of such Letter of Credit to a date after the date that is five Business Days prior to the Maturity Date on such terms and subject to such conditions as may be agreed to between such Issuing Lender and the Company, and any agreement made by the Company to induce an Issuing Lender so to extend the date of expiration of any Letter of Credit (i) shall be set forth in a notice delivered by the Company to the Administrative Agent promptly after the extension of the date of expiration of such Letter of Credit and (ii) shall for all purposes of this Agreement be deemed to be a covenant contained in Article V hereof. Each Issuing Lender, by extending the date of expiration of any Letter of Credit beyond the Maturity Date, will be deemed to have agreed that no Lender shall have any obligation under Section 2.04(d) in respect of any LC Disbursement resulting from a drawing made under such Letter of Credit after the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Lender or the Lenders, each Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from each Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent of such LC Disbursement or (subject to the two immediately succeeding sentences), with respect to any Letter of Credit denominated in an Alternative Currency, an amount equal to the amount of such LC Disbursement in the applicable Alternative Currency not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Company shall have received notice of such LC Disbursement; provided that, if such LC Disbursement is made in Dollars, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Lender or any applicable Lender to any stamp, duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Lender or Lender. If the Company fails to make such payment when due, then (i) if such payment relates to a Letter of Credit issued in an Alternative Currency, automatically and with no further action required, the Company’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent of such LC Disbursement and (ii) the Administrative Agent shall notify each Lender of the applicable LC Disbursement (as converted to Dollars, if applicable), the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Lender, then to such Lenders and the applicable Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of any Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Lender may, in its sole discretion but acting in good faith, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Lender shall, within the period stipulated by terms and conditions of a Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After examination, such Issuing Lender shall promptly notify the Administrative Agent and the Company by telecopy or electronic mail of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the applicable Issuing Lender and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(f) shall apply; provided, further that, in the case of an LC Disbursement made under a Letter of Credit in an Alternative Currency, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on the Business Day immediately succeeding such LC Disbursement, (A) be payable in the applicable Alternative Currency and (B) if not reimbursed on the date of such LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such LC Disbursement plus the Applicable Rate applicable to Term SOFR Loans at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement (A) be payable in Dollars, (B) accrue on the Dollar Equivalent of such LC Disbursement and (C) bear interest as provided above. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i) Replacement of Issuing Lenders.

(i) Any Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of Issuing Lenders under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lenders, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Lender, any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Issuing Lender shall be replaced in accordance with Section 2.04(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Company is not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements; provided, further that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations hereunder. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

(k) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Conversion. In the event that the Revolving Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit in an Alternative Currency thereunder (other than amounts in respect of which the Company has deposited cash collateral pursuant to Section 2.04(j), if such cash collateral is deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders thereunder are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to Section 2.04(e) in respect of unreimbursed LC Disbursements made under any Letter of Credit in an Alternative Currency thereunder and (iii) of each Lender’s participation in any Letter of Credit in an Alternative Currency under which an LC Disbursement thereunder has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

Section 2.05 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of Same Day Funds by 2:00 p.m., New York City time, to the account of the Administrative Agent for the applicable currency most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such Loans available to the applicable Borrower by crediting the amounts so received, in like funds, to an account designated by the applicable Borrower in the applicable Borrowing Request by 4:00 p.m., New York City time, on the funding date; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Lender.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower, but excluding the date of payment, to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or, in the case of a Term SOFR Borrowing, a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing, continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by written Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be substantially in the form of Exhibit D, or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed and signed by a Financial Officer of the applicable Borrower.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Eurocurrency Rate Borrowing or a Term CORRA Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing, a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Except as expressly provided for herein, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in another currency.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing, a Eurocurrency Term Rate Borrowing or a Term CORRA Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall, (i) in the case of a Term SOFR Borrowing, be converted to an ABR Borrowing, (ii) in the case of a Eurocurrency Term Rate Borrowing, be continued as a Eurocurrency Term Rate Borrowing in its original currency, with an Interest Period of one month, and (ii) in the case of a Term CORRA Borrowing, be continued as a Term CORRA Borrowing, with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing, Eurocurrency Rate Borrowing or Term CORRA Borrowing, (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) unless repaid, each Eurocurrency Rate Borrowing shall be converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) either immediately (in the case of any Eurocurrency Daily Rate Borrowing) or at the end of the Interest Period applicable thereto (in the case of any Eurocurrency Term Rate Borrowing) and (iv) unless repaid, each Term CORRA Borrowing shall be converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of Canadian Dollars) at the end of the Interest Period applicable thereto.

Section 2.07 Termination of Commitments; Reductions of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Commitments.

(c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days (or such shorter time as agreed to by the Administrative Agent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) On not more than two occasions during the term of this Agreement, the Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the date hereof, request that the Lenders extend the Maturity Date and the Commitments for an additional period of one year. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date extension shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect as to such Lender prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by the Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of its Loans as shall be required in order that (and it shall be a condition to the effectiveness of the extension of the Commitments of the Consenting Lenders that), after giving effect to the termination of the Commitments of, and all payments to, the Declining Lenders pursuant to this sentence, the sum of the Total Revolving Credit Exposures shall not exceed the total Commitments. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with the requirements of Section 9.04, at any time prior to the Existing Maturity Date, to cause a Declining Lender to assign its rights and obligations hereunder to an Eligible Assignee reasonably acceptable to the Administrative Agent and each Issuing Lender that will agree to a request for the extension of the Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless (i) on the anniversary of the date hereof that immediately follows the date on which the Company delivers the applicable request for extension of the Maturity Date, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension and without giving effect to the first parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrowers.

Section 2.08 Repayment of Loans; Evidence of Debt.

(a) Subject to Section 2.19, the Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form attached hereto as Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.09 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The applicable Borrower shall notify the Administrative Agent by telecopy or electronic mail of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of a prepayment of a Eurocurrency Term Borrowing, not later than 11:00 a.m., New York City time, four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) before the date of prepayment, (iii) in the case of prepayment of a Term CORRA Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment and (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Subject to Sections 2.18 and 2.19, each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any break funding payments required by Section 2.14.

(c) Subject to Section 2.19, if the Administrative Agent notifies the Company at any time that the outstanding amount of all Loans at such time exceeds the Commitments then in effect due to foreign currency fluctuations, then, within two (2) Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce the outstanding Loans as of such date of payment to an amount not to exceed 100% of the Commitments then in effect.

Section 2.10 Fees.

(a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused Commitment of such Lender, subject to adjustment as provided in Section 2.18, during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, on any date prior to the Maturity Date on which the Commitments terminate and on the Maturity Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, each for their own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances absent error in the calculation or payment thereof.

Section 2.11 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Applicable Rate.

(c) The Loans comprising each Eurocurrency Term Rate Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Applicable Rate.

(d) The Loans comprising each Eurocurrency Daily Rate Borrowing shall bear interest at the Eurocurrency Daily Rate.

(e) The Loans comprising each Term CORRA Borrowing shall bear interest at Adjusted Term CORRA for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan, Eurocurrency Term Rate Loan or Term CORRA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that (x) interest computed by reference to the Alternate Base Rate or Term CORRA shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (y) in the case of Loans denominated in Alternative Currencies (other than Canadian Dollars and Euros) as to which market practice differs from the foregoing, interest shall be computed in accordance with such market practice, and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR, the Eurocurrency Rate and Adjusted Term CORRA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(i) In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

(j) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

(k) The Canadian Borrower acknowledges and confirms that:

(i) clause (j) above satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document; and

(ii) it is able to calculate the yearly rate or percentage of interest payable under any Loan Document based upon the methodology set out in clause (j) above.

(l) The Canadian Borrower agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to the Loan Documents, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to the Canadian Borrower, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable Law or legal principle.

(m) Notwithstanding anything to the contrary contained in this Agreement, if the amount of interest payable under any Loan Document is reduced by virtue of the application of Section 4 of the Interest Act (Canada), then the Canadian Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, if an Event of Default pursuant to Sections 7.01(h), (i) or (j) shall have occurred and be continuing, automatically and without further action by the Administrative Agent), an amount equal to the amount of such reduction.

(n) If any provision of this Agreement would oblige any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable Law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Agreement; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.12 Alternate Rate of Interest.

(a) If in connection with any request for a Term SOFR Loan, a Eurocurrency Rate Loan or a Term CORRA Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount, Interest Period or determination date(s) of such Term SOFR Loan, Eurocurrency Rate Loan or Term CORRA Loan, or (B)(x)(1) adequate and reasonable means do not exist for determining the Eurocurrency Rate in respect of such currency for any requested Interest Period or determination date(s) with respect to a proposed Eurocurrency Rate Loan, (2) adequate and reasonable means do not exist for determining Adjusted Term SOFR for any requested Interest Period with respect to a Term SOFR Loan or in connection with an existing or proposed ABR Loan, or (3) adequate and reasonable means do not exist for determining Adjusted Term CORRA for any requested Interest Period with respect to a Term CORRA Loan and (y) the circumstances described in Section 2.21 do not apply (in each case with respect to clause (i), “Impacted Loans”), or (ii) (A) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period or determination date(s) with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, (B) the Administrative Agent or the Required Lenders determine that for any reason Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, or (C) the Administrative Agent or the Required Lenders determine that for any reason Adjusted Term CORRA for any requested Interest Period with respect to a proposed Term CORRA Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term CORRA Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, Eurocurrency Rate Loans or Term CORRA Loans in the affected currency or currencies shall be suspended (to the extent of the affected Term SOFR Loans, Eurocurrency Rate Loans, Term CORRA Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted Term SOFR component of the Alternate Base Rate, the utilization of the Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans, Eurocurrency Rate Loans or Term CORRA Loans in the affected currency or currencies (to the extent of the affected Term SOFR Loans, Eurocurrency Rate Loans, Term CORRA Loans or Interest Periods) or, failing that, (x) in the case of a Borrowing denominated in Dollars, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (y) in the case of a Borrowing denominated in an Alternative Currency, will be deemed to have converted such request into a request for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.12(a), the Administrative Agent, in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under the first sentence of clause (a) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any

Lender determines that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof; provided that, if such alternate rate of interest as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.

Section 2.13 Increased Costs. Subject to Section 2.17,

(a) if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement contemplated by Section 2.13(f)) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or Issuing Lender or the applicable offshore interbank market any other condition, cost or expense, affecting this Agreement or Term SOFR Loans or Eurocurrency Rate Loans or Term CORRA Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, such Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments hereunder or the Loans made by or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Lender to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Lender such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and explaining in reasonable detail (which shall not require the disclosure of any information that is confidential, sensitive or legally restricted) the method by which such amount or amounts shall have been determined, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered unless the Lender or Issuing Lender gives notice to the Company to compensate such Lender or Issuing Lender pursuant to this Section within 180 days after the date such Lender or Issuing Lender knows an event has occurred pursuant to which such Lender or Issuing Lender will seek such compensation.

(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section if it is not at the time the general policy or practice of the Lender to demand compensation in similar circumstances in similar credit agreements, as determined by such Lender in its sole discretion.

(f) The Borrowers shall pay (or cause the applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan, any Eurocurrency Term Rate Loan or any Term CORRA Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan, any Eurocurrency Term Rate Loan or any Term CORRA Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan, any Eurocurrency Term Rate Loan or any Term CORRA Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan, any Eurocurrency Term Rate Loan or any Term CORRA Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event (other than lost profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and explaining in reasonable detail the method by which such amount or amounts shall have been determined shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.15 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) Without limiting Section 2.15(a)(i), if any Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes, in each case, other than with respect to any Luxembourg registration duties (droits d’enregistrement) payable in case of voluntary registration of the Loan Documents by any of the Administrative Agent, the Lenders or the Issuing Lenders with the Administration de l’Enregistrement et des Domaines in Luxembourg or registration of the Loan Documents in Luxembourg when such registration is not required to maintain, preserve, establish or enforce the rights of any of the Administrative Agent, the Lenders or the Issuing Lenders under the Loan Documents.

(c) Tax Indemnifications.

(i) The Company (jointly and severally with respect to the obligations of all the Borrowers), and the Foreign Borrowers (jointly and severally solely with respect to the obligations of the Foreign Borrowers), shall indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Company shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.15(c)(ii) below; provided that the Company shall not be required to indemnify the Administrative Agent for any amount attributable to the Administrative Agent’s gross negligence or willful misconduct.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent, the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable, after any payment of Taxes by any Borrower to a Governmental Authority as provided in this Section 2.15, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), 2.15(e)(ii)(B) and 2.15(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.15 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(g) [Reserved].

(h) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Loans other obligations under this Agreement.

(i) Defined Terms. For the purposes of this Section 2.15, (x) the term “Lender” includes any Issuing Lender and (y) for the avoidance of doubt, the term “applicable Law” includes FATCA.

Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 12:00 noon, New York City time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of such currency’s payment amount. The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) without set-off or counterclaim. All payments received by the Administrative Agent (i) after 12:00 noon, New York City time, in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All such payments shall be made to the Administrative Agent’s Office except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e) If any Lender or the Issuing Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender or Issuing Lender to satisfy such Lender’s or such Issuing Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.13, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, modification, waiver or consent, the consent of the Required Lenders has been obtained but the consent of a Lender whose consent is required shall not have been obtained, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.13 or 2.15) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x)

the Company shall have received the prior written consent of the Administrative Agent and each Issuing Lender, which consent shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent, each Issuing Lender and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to cash collateralize the Issuing Lenders’ LC Exposure with regard to such Defaulting Lenders in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (y) cash collateralize the Issuing Lenders’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Company’s obligations corresponding to such Defaulting Lenders’ LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (b) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. The Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.10(a) for any period during which such Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) LC Exposure. If any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any Non-Defaulting Lender, cause such Non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Lenders only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b)(i) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.10(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lenders until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

(c) Issuances and Amendments to Letters of Credit. So long as such Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.18(b), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(b)(i) (and such Defaulting Lender shall not participate therein).

(d) Bankruptcy Events and Bail-In Actions, Etc. If (i) a Bankruptcy Event or a Bail-In Action with respect to any Person as to which a Lender is, directly or indirectly, a subsidiary, shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Lenders, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to such Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(e) Defaulting Lender Cure. If the Company, each Issuing Lender and the Administrative Agent, agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages and the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.19 Bifurcation. For the avoidance of doubt, each of the Borrowers and each of the Lenders acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligations of the Foreign Borrowers under this Agreement or any of the other Loan Documents shall be several and separate and distinct from the obligations of the Company and the other Foreign Borrowers, and shall be expressly limited to the obligations of such Foreign Borrower. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Foreign Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the obligations of the Company and the other Foreign Borrowers (provided that, for the avoidance of doubt, the Company shall be jointly and severally liable for the obligations of the Foreign Borrowers). For the avoidance of doubt, the obligations of the Foreign Borrowers under the Loan Documents are several, and each Foreign Borrower is exclusively liable for its own obligations under the Loan Documents.

Section 2.20 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, the Term CORRA Reference Rate or Adjusted Term CORRA, or to determine or charge interest based upon the Eurocurrency Rate, the Term SOFR Reference Rate or Adjusted Term SOFR, the Term CORRA Reference Rate or Adjusted Term CORRA, or, with respect to any Eurocurrency Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable currency in the applicable offshore interbank market for the applicable currency then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of the Lenders to make Term SOFR Loans, Eurocurrency Rate Loans and Term CORRA Loans, and any right of the Borrowers to continue Term SOFR Loans, Eurocurrency Rate Loans and Term CORRA Loans, in the affected currency or currencies or, in the case of Term SOFR Loans, to convert ABR Loans to Term SOFR Loans, shall be suspended, and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (i) convert all Term SOFR Loans to ABR Loans, (ii) convert all Eurocurrency Rate Loans denominated in an affected Alternative Currency to ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) or (iii) convert all Term CORRA Loans denominated in Canadian Dollars to ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Canadian Dollars) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”) either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Term Rate Loans, Term SOFR Loans or Term CORRA Loans, as applicable, to such day, or immediately (x) in the case of any Eurocurrency Daily Rate Loans, or (y) if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, Term SOFR Loans or Term CORRA Loans, as applicable, to such day. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14.

Section 2.21 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR or Daily Simple CORRA, all interest payments will be payable on the last day of each March, June, September and December and the Maturity Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or the Term CORRA Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans, or a Eurocurrency Rate Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, or a Term CORRA Borrowing of, conversion to or continuation of Term CORRA Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrowers will be deemed to have converted any such request into a request for an ABR Borrowing or conversion to ABR Loans in the amount specified therein, (B) in the case of any request for any affected Eurocurrency Rate Borrowing, if applicable, then such request shall be ineffective and (C) in the case of any request for any affected Term CORRA Borrowing, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period, (B) any outstanding affected Eurocurrency Term Rate Loans, at the Borrowers’ election, shall either (I) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (II) be prepaid in full at the end of the applicable Interest Period, (C) any outstanding affected Eurocurrency Daily Rate Loans, at the Borrowers’ election, shall either (I) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (II) be prepaid in full, or (D) any outstanding affected Term CORRA Loans, at the Borrowers’ election, shall either (I) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Canadian Dollars) at the end of the applicable Interest Period or (II) be prepaid in full at the end of the applicable Interest Period; provided, further that, with respect to any Eurocurrency Rate Loan or Term CORRA Loan, if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrowers shall be deemed to have elected clause (B)(I), (C)(I) or (D)(I) above, as applicable. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

Section 3.01 Organization; Powers. Each Borrower is duly organized, validly existing and in good standing (or the equivalent) under the Laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions are within each Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action. Subject to the Legal Reservations, this Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other applicable Laws affecting creditors’ rights generally and, subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not, subject to the Legal Reservations, require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable Law or regulation or the charter, by-laws or other organizational documents of any Borrower or any order of any Governmental Authority, (c) will not result in a material violation of or default under any indenture or other material agreement or instrument binding upon any Borrower or any of the Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any material Liens on any material assets of any Borrower or any of the Subsidiaries.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Company has heretofore furnished to the Lenders (i) its audited consolidated balance sheet and statements of consolidated income, stockholders’ equity and comprehensive income and cash flows as of and for the fiscal year ended December 31, 2023, reported on by the independent registered public accounting firm, and (ii) its unaudited consolidated balance sheet and statements of consolidated income and cash flows as of and for the fiscal quarters ended March 31, 2024 and June 30, 2024, in each case certified by a Financial Officer of the Company. Such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Except as disclosed in the Company’s periodic reports filed since December 31, 2023 under the Securities Exchange Act of 1934, as of the Effective Date, since December 31, 2023, there has been no Material Adverse Effect and there has been no event or circumstance that would reasonably be expected to result in a Material Adverse Effect.

Section 3.05 Properties.

(a) Each Borrower and each Material Subsidiary has good title to, or valid leasehold interests in, all real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title or interests as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Each Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where the failure so to own, or so to be licensed, would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of any Financial Officer of each Borrower, the use thereof by such Borrower and its Subsidiaries does not infringe upon, misappropriate or otherwise violate the rights of any other Person, except for any such infringements, misappropriations or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) Except as disclosed in the Company’s periodic reports filed prior to the date hereof under the Securities Exchange Act of 1934, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Financial Officer of the Company, threatened against the Company or any of the Subsidiaries (i) that would reasonably be expected to be adversely determined and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except as disclosed in the Company’s periodic reports filed prior to the date hereof under the Securities Exchange Act of 1934, and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Material Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has incurred costs for any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07 Compliance with Laws and Agreements. Each Borrower and each Material Subsidiary is in compliance with all Laws, regulations and orders of any Governmental Authority applicable to it or its property, except where such compliance is being contested in good faith through appropriate proceedings or except where the failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Borrower nor any of the Company’s Material Subsidiaries is in default with respect to any of its material obligations under any indenture, agreement or other instrument binding upon it or its property which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Federal Reserve Regulations.

(a) No Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of the Loans has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including, without limitation, Regulation U or Regulation X thereof. Not more than 25% of the assets subject to the restrictions of Section 6.01, valued in accordance with Regulation U, will at any time consist of Margin Stock.

Section 3.09 Investment Company Status. No Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10 Taxes. Each Borrower and each Subsidiary has timely filed or caused to be filed or received an extension of the time to file all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required to do so in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

Section 3.12 Disclosure. No written reports, financial statements, certificates or other written information furnished or to be furnished by the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered or to be delivered hereunder (as modified or supplemented by other information so furnished) by the Borrowers contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information or forward looking statements, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. As of the Effective Date, the information included in each Beneficial Ownership Certification is true and correct.

Section 3.13 OFAC. Neither any Borrower, nor any of its Subsidiaries, nor, to the knowledge of such Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned, 50% or more, or controlled by one or more individuals or entities that are (i) currently the subject of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, His Majesty’s Treasury Consolidated List of Financial Sanctions Targets or the Investment Ban List, or any similar list enforced by any other relevant Sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

Section 3.14 Anti-Corruption Laws. The Borrowers and their Subsidiaries have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), and other similar anti-corruption legislation in other jurisdictions applicable to the Company and the Subsidiaries (such laws, collectively, “Anti-Corruption Laws”) and have instituted and maintained policies and procedures, in the Company’s reasonable business judgment, designed to promote and achieve compliance with such Laws applicable to the Company and the Subsidiaries.

Section 3.15 Foreign Borrower Representations. Each Foreign Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable Foreign Borrower Documents”), and the execution, delivery and performance by such Foreign Borrower of the Applicable Foreign Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such Foreign Borrower is organized and existing in respect of its obligations under the Applicable Foreign Borrower Documents.

(b) The Applicable Foreign Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Borrower is organized and existing for the enforcement thereof against such Foreign Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents. Subject to the Legal Reservations, it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents that the Applicable Foreign Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid. In respect of the Lux Borrower, an Applicable Foreign Borrower Document might have to be translated into French or German in case of an action before a court or an official Luxembourg authority (autorité constituée) in Luxembourg or if the relevant document(s) is referred to in the summons or tabled.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents or (ii) on any payment to be made by such Foreign Borrower pursuant to the Applicable Foreign Borrower Documents, except as has been disclosed to the Administrative Agent and in particular where the registration of the Applicable Foreign Borrower Documents (and/or documents in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg may be required should the Applicable Foreign Borrower Documents (and any documents in connection therewith) be attached as an annex to a deed (annexés à un acte) that itself is subject to mandatory registration, or deposited in the minutes of a notary (déposés au rang des minutes d’un notaire) or voluntarily registered, in which case either a nominal registration duty or an ad valorem duty will be payable depending on the nature of the documents so registered, in which case such registrations, notarisations or filings will be made and paid promptly after the date of the relevant Applicable Foreign Borrower Document if they are required to maintain, preserve, establish or enforce the rights of the Lenders or of the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Borrower Documents executed by such Foreign Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 3.16 Use of Proceeds. None of the Borrowers will, directly or, to its knowledge, indirectly, use any part of the proceeds of any Loan or Letter of Credit in violation of applicable Anti-Corruption Laws, applicable Sanctions or the USA PATRIOT Act.

Section 3.17 Affected Financial Institutions. None of the Borrowers is an Affected Financial Institution.

ARTICLE IV

CONDITIONS

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party and a promissory note payable to each Lender requesting a promissory note at least three Business Days prior to the Effective Date.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Mary Garceau, Senior Vice President, Chief Legal Officer and Secretary of the Company, (ii) Jones Day, New York counsel to the Borrowers, (iii) Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Canadian Borrower and (iv) Eversheds Sutherland (Luxembourg) LLP, Luxembourg counsel to the Lux Borrower, in each case relating to the Borrowers, this Agreement, the other Loan Documents and the Transactions and in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or their counsel may reasonably request relating to the organization, existence and good standing (or equivalent) of each Borrower, the authorization of the Transactions and the Loan Documents and any other legal matters relating to each Borrower, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer or a manager (as applicable) of the Company, confirming (i) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (other than any such representation or warranty which is qualified by materiality or material adverse effect, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Effective Date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than any such representation or warranty which is qualified by materiality or material adverse effect, in which case, such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) no Default shall have occurred and be continuing as of the Effective Date.

(e) The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that all outstanding amounts under the Existing Credit Agreement have been, or will be, substantially concurrently with the Effective Date, repaid in full and such Existing Credit Agreement has been terminated.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(g) The Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent or any Lender at least five days prior to the Effective Date under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(h) At least five days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

Without limiting the generality of the fifth paragraph of Section 8.01, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Lender to issue, amend, review or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement (other than those set forth in Sections 3.04(b) and 3.06) shall be true and correct in all material respects (other than any such representation or warranty which is qualified by materiality or material adverse effect, in which case, such representation or warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than any such representation or warranty which is qualified by materiality or material adverse effect, in which case, such representation or warranty shall be true and correct in all respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as applicable, no Default shall have occurred and be continuing.

(c) The Administrative Agent and, if applicable, the applicable Issuing Lender shall have received a Borrowing Request or a letter of credit application in accordance with the requirements hereof.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, or have been cash collateralized or backstopped in a manner satisfactory to the applicable Issuing Lender in its sole discretion, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and statements of consolidated income, stockholders’ equity and comprehensive income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the independent registered public accounting firm (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in conformity with GAAP;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.03;

(d) promptly after the same become publicly available, copies of all reports on Forms 10-K, 10-Q and 8-K (or any substitute or successor forms) filed by the Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or distributed by the Company to its shareholders generally, as the case may be;

(e) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(f) promptly following a request therefor, all documentation and other information that any Lender reasonably requests as necessary in order for it to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company, any other Borrower or any other Material Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Documents required to be delivered pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 9.01; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or any Joint Lead Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, DebtDomain, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender written notice of the following promptly after any Financial Officer becomes aware thereof:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Subsidiary that would reasonably be expected to be adversely determined and, if adversely determined, to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $50,000,000; and

(d) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each of the Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation or consolidation of any Borrower permitted under Section 6.02 or any merger, amalgamation, consolidation, liquidation or dissolution of a Subsidiary that is not otherwise prohibited by the terms of this Agreement.

Section 5.04 Payment of Obligations. Each Borrower will, and will cause each of the Material Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required to do so in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each of the Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance or maintain a self-insurance program in such amounts and against such risks as are customarily maintained by companies of similar size and financial strength engaged in the same or similar businesses operating in the same or similar locations (including without limitation by the maintenance of adequate self-insurance reserves to the extent customary among such companies).

Section 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of the Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of the Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, at the Administrative Agent’s or Lender’s own expense if an Event of Default has not occurred and is continuing, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

Section 5.07 Compliance with Laws. Each Borrower will, and will cause each of the Material Subsidiaries to, comply with all Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds. The proceeds of the Loans will be used for the purposes referred to in the preamble to this Agreement.

Section 5.09 Anti-Corruption Laws. The Borrowers shall, and shall cause each Subsidiary to, conduct its businesses in material compliance with applicable Anti-Corruption Laws and maintain policies and procedures, in the Company’s reasonable business judgment, designed to promote and achieve compliance with such Laws applicable to the Company and the Subsidiaries.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated, or have been cash collateralized or backstopped in a manner satisfactory to the applicable Issuing Lender in its sole discretion, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 6.01 Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof that is secured by such Lien as of the date hereof;

(b) Permitted Encumbrances;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof that is secured by such Lien as of such date;

(d) any Lien on real property or fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof that is secured by such Lien; provided that (i) such Lien and the Indebtedness secured thereby are incurred prior to or within one year after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby is incurred to pay, and does not exceed, the cost of acquiring, constructing or improving such fixed or capital assets and the reasonable, related fees, premium, and expenses and financing costs and (iii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;

(e) any Lien on property or assets of the Company or any Subsidiary in favor of the Company or any Subsidiary;

(f) Securitization Transactions (and Liens deemed to exist in connection therewith) in an aggregate amount not to exceed $300,000,000;

(g) Liens arising from any synthetic lease transaction pursuant to which the Company or any Subsidiary is a lessee and Liens securing Capital Lease Obligations, provided, that, Capital Lease Obligations incurred for any such Lien shall not exceed the cost of acquiring, constructing or improving such assets and the reasonable, related fees, premium, and expenses and financing costs;

(h) Liens on or pledges of cash or cash equivalents securing the obligations of the Company or any Subsidiary under or in connection with any Hedging Agreement, so long as the aggregate amount of all cash or cash equivalents subject to such Liens or pledges does not exceed $25,000,000 at any time;

(i) Liens created, assumed or existing in connection with financings the interest payable in respect of which is exempt from federal income taxation under Section 103 of the Code or any successor provision;

(j) any Lien arising out of the refinancing, extension, renewal or refunding of Indebtedness secured by any Lien permitted by any of the foregoing paragraphs, provided that (i) such Indebtedness is not secured by any additional assets unless such additional Liens are otherwise permitted pursuant to this Section, and (ii) the amount of such Indebtedness secured by such Lien is not increased (it being agreed that any such refinancing, extension, renewal or refunding of Indebtedness incurred under a basket expressed as a dollar amount in any of the foregoing paragraphs of this Section will be applied against and reduce the amount available under such basket);

(k) the interests of lessors under operating leases and non-exclusive licensors under license agreements;

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(m) rights of setoff, bankers’ liens and other similar Liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(n) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(o) leases or subleases of properties, in each case entered into in the ordinary course of business so long as such leases or subleases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of Borrowers or their respective Subsidiaries or (ii) materially impair the use or the value of the property subject thereto;

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with the past business practices of such Person, and any products or proceeds thereof to the extent covered by such Liens; and

(q) in addition to the Liens permitted pursuant to any of the foregoing subsections, other Liens securing obligations in an amount not greater than 20% of Consolidated Net Tangible Assets at any time.

Section 6.02 Fundamental Changes. Each Borrower will not merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or sell, transfer, lease, license or otherwise dispose of (in one transaction or in a series of transactions and including by means of any merger or sale of capital stock or otherwise) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Person (other than a Borrower) may merge with or into or amalgamate or consolidate with a Borrower if (i) a Borrower is the surviving Person and (ii) after giving effect to such transaction no Default shall exist.

Section 6.03 Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter or fiscal year of the Company to exceed 3.75 to 1.00; provided that, upon written notice (such notice, an “Increase Leverage Notice”) to the Administrative Agent (for distribution to the Lenders) from the Company that a Qualifying Acquisition has been consummated, the Company will be permitted to maintain a Leverage Ratio of not greater than 4.25 to 1.00 for the period of four consecutive fiscal quarters immediately following the consummation of such Qualifying Acquisition; provided, further, that following such four consecutive fiscal quarters for which the Leverage Ratio is increased, the Leverage Ratio shall revert to 3.75 to 1.00 for not fewer than two fiscal quarters before a subsequent Increase Leverage Notice shall be permitted to be delivered to the Administrative Agent.

Section 6.04 Sanctions. No Borrower shall directly or, to its knowledge, indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, except to the extent not prohibited for a Person required to comply with Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Issuing Lender, Joint Lead Arranger, Administrative Agent, or otherwise) of applicable Sanctions.

Section 6.05 Anti-Corruption Laws. No Borrower shall directly, or, to its knowledge, indirectly use the proceeds of any Borrowing or Letter of Credit for any purpose which would breach any applicable Anti-Corruption Laws.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of a Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 (other than those specified in clause (d) thereof), 5.03 (but only with respect to a Borrower’s existence) or 5.08 or in Article VI;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Company;

(f) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);

(g) any event or condition occurs and, while continuing, results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (subject to any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or to Capital Lease Obligations that terminate as a result of the voluntary sale or transfer of or a casualty or condemnation affecting the property or assets subject thereto;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, scheme of arrangement, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect (such applicable Law includes any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt) or (ii) the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, compulsory manager or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, voluntary arrangement, scheme of arrangement, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or other relief under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect (such applicable Law includes any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, compulsory manager or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

(v) make a composition, compromise, arrangement or general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $250,000,000 and not covered by insurance shall be rendered against any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon material assets of any Borrower or any Subsidiary to enforce one or more judgments for the payment of money in an aggregate amount in excess of $250,000,000 and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal in each case other than any public nuisance claim litigation in the state of California so long as the aggregate judgments in respect thereof do not exceed $1,150,000,000;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall have occurred; or

(n) the Company shall repudiate in writing any of its obligations under Article X or any such obligation shall be unenforceable against the Company in accordance with its terms, or the Company shall so assert in writing.

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) require that the Company provide cash collateral as required in Section 2.04(j) and (iv) exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents and applicable law; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable and the obligation of the Company to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.02 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Company or the Required Lenders, all payments received on account of the obligations hereunder shall, subject to Section 2.18 and Section 2.19, be applied by the Administrative Agent as follows:

(a) first, to payment of that portion of the obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent hereunder or the other Loan Documents (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.10(c) payable to the Administrative Agent in its capacity as such);

(b) second, to payment of that portion of the obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Lenders (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Lenders payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c) third, to payment of that portion of the obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d) fourth, (i) to payment of that portion of the obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (ii) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrowers pursuant to Section 2.04 or 2.18, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause (d) payable to them; provided that (x) any such amounts applied pursuant to subclause (ii) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Lenders to cash collateralize obligations in respect of Letters of Credit, (y) subject to Section 2.04 or 2.18, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (d) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other obligations, if any, in the order set forth in this Section 7.02;

(e) fifth, to the payment in full of all other obligations under the Loan Documents, in each case ratably among the Administrative Agent, the Lenders and the Issuing Lenders based upon the respective aggregate amounts of all such obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(f) finally, the balance, if any, after all obligations under the Loan Documents have been indefeasibly paid in full, to the Company or as otherwise required by law.

If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other obligations under the Loan Documents, if any, in the order set forth above.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 The Administrative Agent. Each of the Lenders and Issuing Lenders hereby irrevocably appoints Citibank, as Administrative Agent, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Except with respect to the consent rights of the Company relating to a successor agent as set forth below, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Issuing Lenders and the Borrowers shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Sections 7.02 and 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.02 and 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, another Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder and under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint, with the consent of the Company (not to be unreasonably withheld or delayed), a successor Administrative Agent which shall be a bank with an office in New York, New York, and with an office in Canada or an Affiliate of any such bank; provided that (x) in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution and (y) if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly until such time as the Required Lenders appoint, with the consent of the Company (not to be unreasonably withheld or delayed), a successor Administrative Agent hereunder. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 2.15(e) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the resignation effective date), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while (i) it was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Citibank as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender. If Citibank resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and the LC Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed LC Disbursements pursuant to Section 2.04(e). Upon the appointment by the Company of a successor Issuing Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (b) the retiring Issuing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Citibank to effectively assume the obligations of Citibank with respect to such Letters of Credit.

Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any other their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

It is agreed that the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers shall, in their capacities as such, have no duties or responsibilities under this Agreement.

Section 8.02 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the

Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that none of the Administrative Agent, the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.03 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, an Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.03(b).

(c) Each Lender and Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such

Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any promissory notes evidencing such Loans to the applicable Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any of their respective Affiliates for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations hereunder (or any portion thereof) under any Loan Document.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or other electronic communication, as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, any Issuing Lender or the Administrative Agent, to the address, telecopy number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to it at its address (or telecopy number, electronic address or telephone number) set forth in its Administrative Questionnaire (a copy of each of which the Administrative Agent shall provide to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, any Issuing Lender or the Company may each, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet except those resulting from the bad faith, gross negligence or willful misconduct of an Agent Party.

(d) Change of Address, Etc. Each Borrower, each Issuing Lender and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, each Issuing Lender and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws and Canadian provincial securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities Laws and Canadian provincial securities Laws.

(e) Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely in good faith and act upon any notices (including telephonic notices, letter of credit applications and Borrowing Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, reasonable expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower, except to the extent arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent, an Issuing Lender, Lender or a Related Party of the foregoing. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.21 and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than with respect to default interest), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.07(c) or 2.16(b) or 2.16(c), or any other provision of this Agreement, in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the Company from the Company Guaranty without the written consent of each Lender, (vi) change the payment waterfall provisions of Section 2.18(b) or 7.02 without the written consent of each Lender, (vii) amend this Agreement in accordance with Section 1.05 or amend Section 1.05 in each case without the written consent of each Lender, (viii) release any Borrower from its obligations hereunder without the written consent of each Lender or (ix) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided, however, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest or fees payable on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lenders hereunder without the prior written consent of the Administrative Agent or the Issuing Lenders, as the case may be; provided, further that no such agreement shall amend or modify the provisions of Section 2.04 or any letter of credit application and any bilateral agreement between any Borrower and any Issuing Lender regarding such Issuing Lender’s Letter of Credit Commitment or the respective rights and obligations between any Borrower and any Issuing Lender in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Lender, respectively.

(c) Notwithstanding any provision herein to the contrary the Administrative Agent and the Borrowers may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuing Lender in any material respect and (ii) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and Syndication Agent and their Affiliates, including the reasonable fees, charges and disbursements of a single primary counsel (which shall be Davis Polk & Wardwell LLP) for the Administrative Agent and the Joint Lead Arrangers, collectively, and of any special and/or local counsel to the Lenders determined by the Joint Lead Arrangers or the Administrative Agent to be reasonably necessary in connection with this Agreement and retained by the Joint Lead Arrangers and the Administrative Agent (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Company and retains its own counsel, of another firm of counsel for such affected party), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and any other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, related to the enforcement or protection of its rights under this Agreement or any other Loan Document in connection with any actual or reasonably anticipated Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Subject to Section 2.19, the Company shall indemnify the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel (including the reasonable fees, charges and disbursements of a single primary counsel for all Indemnitees, taken as a whole, and if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Company and retains its own counsel, of another firm of counsel for such affected party)) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries giving rise to liability under any Environmental Law, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Borrower or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or, (y) a breach by such Indemnitee of its obligations under the Loan Documents. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Each Lender severally agrees to pay any amount required to be paid by any Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent and each Issuing Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such.; provided, further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable promptly after written demand therefor accompanied by the appropriate invoice or other detail supporting such amounts; provided, however, that any Agent Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Indemnitees, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letter of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment (i) to a Lender, an Affiliate of a Lender, an Approved Fund or (ii) after the occurrence and during the continuance of an Event of Default;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) each Issuing Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 or, if smaller, the entire remaining amount of the assigning Lender’s Commitment, unless the Company and the Administrative Agent shall otherwise consent, provided that (x) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (y) no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such fee in the case of any assignment;

(D) no assignment shall be made (i) to a Borrower or any of the Company’s Affiliates or Subsidiaries, (ii) to any Defaulting Lender or any of its Subsidiaries or any Person as to which such Defaulting Lender is, directly or indirectly, a subsidiary, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), (iii) to a natural person or (iv) to a Disqualified Institution (provided that, with respect to any assignee or, in the case of clause (c) below, any participant that becomes a Disqualified Institution after the applicable assignment or participation, as the case may be, such assignee or participant shall not retroactively be disqualified from becoming a Lender or participant); and

(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (a copy of which shall promptly be provided to the Company).

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means, any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit, in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations to the extent made in accordance with paragraph (c) of this Section or if not made in the compliance therewith, such assignment or transfer shall be null and void.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.16(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) (i) Any Lender may, without notice to or the consent of the Company, any other Borrower, any Issuing Lender or the Administrative Agent, sell participations to one or more Eligible Assignee (other than a natural person, a Disqualified Institution, a Defaulting Lender or a Borrower or any of the Company’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(e) (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(e) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.15(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and within the meaning of Sections 5f.103-1(c) and 1.871-14(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender, without notice to or the consent of any Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Administrative Agent, the Co-Documentation Agents and the Syndication Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as an agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender; (viii) such assignee is an Eligible Assignee; and (ix) such assignee has, or concurrently with the assignment, has delivered the tax forms required by Section 2.15(e).

(f) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person, as the case may be (unless the Company has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company or other applicable Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) Notwithstanding the foregoing, if any assignment or participation is made to any Disqualified Institution without the applicable Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the applicable Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the applicable Borrower owing to such Disqualified Institution in connection with such Commitment and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08 Right of Setoff. Subject to Section 2.19, if an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender, Issuing Lender or Affiliate, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations of the Borrowers under this Agreement and the other Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Lender or their respective Affiliates may have. Any Lender, Issuing Lender or Affiliate of such Lender or Issuing Lender exercising any of its rights pursuant to this Section shall provide notice of the same to the Company and the Administrative Agent promptly after exercising the same; provided, however, the failure to give such notice shall not affect the validity of such setoff.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding (whether based on contract, tort or any other theory) arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) on a “need to know” basis solely in connection with the Transactions, (b) to the extent requested by any regulatory (including any self-regulatory) authority, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided, however, that, to the extent legally permitted, the Company is promptly notified in order that it may seek a protective order or take other appropriate action, (d) to any other party to this Agreement, (e) to the extent reasonably required or reasonably deemed advisable in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to the acknowledgment and acceptance that such information is being disseminated on a confidential basis (such agreement containing provisions substantially the same as those of this Section), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (in each case, other than a Disqualified Institution) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and their respective obligations or any insurer or risk protection provider, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Company or (h) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by such Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified as confidential at the time of delivery or delivered under circumstances that would cause a reasonable person to believe such information to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily disclosing or providing any Information to any governmental, regulatory or self-regulatory organization (each, a “Regulatory Authority”) to the extent that any such prohibition on disclosure shall be prohibited by the laws or regulations applicable to such Regulatory Authority that are applicable to such Person.

Section 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING UNITED STATES FEDERAL AND STATE SECURITIES LAWS AND CANADIAN PROVINCIAL SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at (x) in the case of Loans denominated in Dollars, the Federal Funds Effective Rate and (y) in the case of Loans denominated in an Alternative Currency, a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent, in each case to the date of repayment, shall have been received by such Lender.

Section 9.15 USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, the Beneficial Ownership Regulation and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act, the Beneficial Ownership Regulation and the Proceeds of Crime (Money Laundering) and the Terrorist Financing Act (Canada). Each Borrower shall, promptly following a reasonable and customary request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. If the Administrative Agent has ascertained the identity of any Borrower for the purposes of the foregoing legislation, then the Administrative Agent (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable legislation and (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Borrower in doing so.

Section 9.16 Waiver of Notice Period. Each Lender that is a party to the Existing Credit Agreement hereby waives the three (3) Business Days’ notice requirement for termination of the commitments as set forth in Section 2.08 of the Existing Credit Agreement and each such Lender agrees that upon the effectiveness of this Agreement, the Existing Credit Agreement shall be deemed terminated.

Section 9.17 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Credit Parties, the Co-Documentation Agents, the Syndication Agent and the Joint Lead Arrangers, are arm’s-length commercial transactions between the Borrowers, on the one hand, and the Administrative Agent, the Credit Parties, the Co-Documentation Agents, the Syndication Agent and the Joint Lead Arrangers, on the other hand, (ii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Credit Parties, the Co-Documentation Agents, the Syndication Agent and the Joint Lead Arrangers are and have been acting solely as principals and, except as expressly agreed in writing by the relevant parties, have not been, are not and will not be acting as advisors, agents or fiduciaries, for the Borrowers and (ii) none of the Administrative Agent, the Credit Parties, any Co-Documentation Agent, the Syndication Agent or any Joint Lead Arranger has any obligation to the Borrowers with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Credit Parties, the Co-Documentation Agents, the Syndication Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, and none of the Administrative Agent, the Credit Parties, any Co-Documentation Agent, the Syndication Agent or any Joint Lead Arranger has any obligation to disclose any of such interests to any Borrower. To the fullest extent permitted by Law, the Borrowers hereby waives and releases, any claims that it may have against the Administrative Agent, the Credit Parties, any Co-Documentation Agent, the Syndication Agent or any Joint Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.18 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 9.19 Electronic Execution of Assignments and Certain Other Documents. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.22 Anti-Boycott Regulations. The representations, warranties and covenants provided for in Sections 3.07 (solely with respect to Sanctions), 3.13, and 5.07 (solely with respect to Sanctions) shall only apply to any Borrower and its respective Subsidiaries which is bound by any Anti-Boycott Regulations insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Anti-Boycott Regulations.

ARTICLE X

COMPANY GUARANTY

Section 10.01 Guaranty. The Company hereby guarantees to the Administrative Agent, each Issuing Lender and each Lender as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Indebtedness of the Foreign Borrowers hereunder to the Administrative Agent, each Issuing Lender and each of the Lenders in any form, including any and all credit extended and any other obligations owing by the Foreign Borrowers to the Issuing Lenders and the Lenders in connection with the Loans and Letters of Credit at any time outstanding during the term of this Agreement, plus interest, fees, reimbursement obligations, indemnity obligations and other amounts owed by the Foreign Borrowers to the Administrative Agent, the Issuing Lenders and the Lenders hereunder (collectively, the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Company hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Guaranteed Obligations, the obligations of the Company under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

Section 10.02 Obligations Unconditional.

(a) The obligations of the Company under Section 10.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. The Company agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Foreign Borrowers for amounts paid under this Article X until such time as the Guaranteed Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder, which shall remain absolute and unconditional as described above:

(b) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(c) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Guaranteed Obligations shall be done or omitted;

(d) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(e) any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of the Company) or shall be subordinated to the claims of any Person (including any creditor of the Company).

With respect to its obligations hereunder, the Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Guaranteed Obligations, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 10.03 Reinstatement. The obligations of the Company under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Debtor Relief Law or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each other holder of the Guaranteed Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law, except those arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent or a holder of the Guaranteed Obligations.

Section 10.04 Certain Additional Waivers. The Company agrees that it shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06. The Company hereby irrevocably waives the defense of any law or regulation of any jurisdiction, or any other event affecting any term of a Guaranteed Obligation.

Section 10.05 Remedies. The Company agrees that, to the fullest extent permitted by Law, as between the Company, on the one hand, and the Administrative Agent and the other holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as specified in Section 10.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 10.02) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Company for purposes of Section 10.01.

Section 10.06 Guarantee of Payment; Continuing Guarantee. The guaranty in this Article X is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to the Guaranteed Obligations whenever arising.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE SHERWIN-WILLIAMS COMPANY

By:	/s/ Jeffrey J. Miklich
Name:	Jeffrey J. Miklich
Title:	Vice President and Treasurer

SHERWIN-WILLIAMS CANADA INC.

By:	/s/ Jeffrey J. Miklich
Name:	Jeffrey J. Miklich
Title:	Vice President and Assistant Treasurer

SHERWIN-WILLIAMS LUXEMBOURG S.À R.L.

By:	/s/ Martin Peter Underation
Name:	Martin Peter Underation
Title:	Class A Manager

[Signature Page to SHW Credit Agreement]

ADMINISTRATIVE AGENT:	CITIBANK, N.A.

	By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

LENDERS AND ISSUING LENDERS:	CITIBANK, N.A., as a Lender and as an Issuing Lender

	By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to SHW Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Lender

By:	/s/ Mylissa Merten
Name: Mylissa Merten
Title: Vice President

[Signature Page to SHW Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and as an Issuing Lender

By:	/s/ Bettina Buss
Name: Bettina Buss
Title: Director

[Signature Page to SHW Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and as an Issuing Lender

By:	/s/ Will Price
Name: Will Price
Title: Executive Director

[Signature Page to SHW Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as an Issuing Lender

By:	/s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Senior Vice President

[Signature Page to SHW Credit Agreement]

ING BANK N.V., DUBLIN BRANCH, as a Lender

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Managing Director

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

[Signature Page to SHW Credit Agreement]

KeyBank National Association, as a Lender

By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: SR. Vice President

[Signature Page to SHW Credit Agreement]

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Nolan
Name: Scott Nolan
Title: Senior Vice President

[Signature Page to SHW Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Sinan Tarlan
Name: Sinan Tarlan
Title: Authorized Signatory

[Signature Page to SHW Credit Agreement]

TRUIST BANK, as a Lender

By:	/s/ Alexander Harrison
Name: Alexander Harrison
Title: Director

[Signature Page to SHW Credit Agreement]

HSBC Bank USA, National Association, as a Lender

By:	/s/ Gillian Hedges
Name: Gillian Hedges
Title: Director

[Signature Page to SHW Credit Agreement]

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Douglas Darman
Name: Douglas Darman
Title: Director

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

[Signature Page to SHW Credit Agreement]

Australia and New Zealand Banking Group Limited, as a Lender

By:	/s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Director

[Signature Page to SHW Credit Agreement]

Schedule 1

Original Lenders

Name of Lender

Citibank, N.A.

Wells Fargo Bank, National Association

Bank of America, N.A.

JPMorgan Chase Bank, N.A.

U.S. Bank National Association

ING Bank N.V., Dublin Branch

KeyBank National Association

PNC Bank, National Association

Royal Bank of Canada

Truist Bank

HSBC Bank USA, N.A.

Deutsche Bank AG New York Branch

Australia and New Zealand Banking Group Limited

Schedule 2.01A

Commitments

LENDERS	COMMITMENTS	APPLICABLE PERCENTAGES
Citibank, N.A.	$282,500,000	11.30%
Wells Fargo Bank, National Association	$282,500,000	11.30%
Bank of America, N.A.	$282,500,000	11.30%
JPMorgan Chase Bank, N.A.	$282,500,000	11.30%
U.S. Bank National Association	$282,500,000	11.30%
ING Bank N.V., Dublin Branch	$182,500,000	7.30%
KeyBank National Association	$182,500,000	7.30%
PNC Bank, National Association	$182,500,000	7.30%
Royal Bank of Canada	$182,500,000	7.30%
Truist Bank	$182,500,000	7.30%
HSBC Bank USA, N.A.	$75,000,000	3.00%
Deutsche Bank AG New York Branch	$75,000,000	3.00%
Australia and New Zealand Banking Group Limited	$25,000,000	1.00%

Total	$2,500,000,000	100%

Schedule 2.01B

Letter of Credit Commitments

ISSUING LENDERS	LETTER OF CREDIT COMMITMENTS	APPLICABLE PERCENTAGES
Citibank, N.A.	$50,000,000	20%
Wells Fargo Bank, National Association	$50,000,000	20%
Bank of America, N.A.	$50,000,000	20%
JPMorgan Chase Bank, N.A.	$50,000,000	20%
U.S. Bank National Association	$50,000,000	20%

Total	$250,000,000	100%

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc., as Borrowers, the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

1. This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

2. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor identified below (including without limitation any letters of credit and guarantees) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

3. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

4. This Assignment and Assumption may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption.

5. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Legal Name of Assignor:

[Assignor [is] [is not] a Defaulting Lender]

Legal Name of Assignee:

[Affiliate][Approved Fund] of [identify Lender]

Assignee’s Address for Notices:

Effective Date:

Assigned Interest:

Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans (set forth, to at least 9 decimals, as a percentage of the facility and the aggregate Commitments/Loans of all Lenders thereunder)	CUSIP Number
$	$	%

The terms set forth above are hereby agreed to:

___________________, as Assignor

By:
Name:
Title:

___________________, as Assignee

By:
Name:
Title:

The undersigned hereby consent
to the above assignment[1]

THE SHERWIN-WILLIAMS COMPANY

By:
Name:
Title:

[1]	To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[INSERT NAME OF ISSUING LENDER(S)]

By:
Name:
Title:

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(ii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) it is an Eligible Assignee and not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

EXHIBIT B-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc. (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

EXHIBIT B-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc. (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

EXHIBIT B-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc. (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

EXHIBIT B-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc. (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________
Name: ________________________
Title: ________________________

DATE: ________ __, 20[ ]

EXHIBIT C

FORM OF BORROWING REQUEST

Date: ___________, _____

To:  Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc. (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

The undersigned Borrower hereby requests a Borrowing:

1. On________________________ (a Business Day).

2. In the amount of ________________________.

3. Comprised of ________________________.

[Type of Loan requested]

4. In the following currency: ________________________.

5. For Term SOFR Loans, Eurocurrency Term Rate Loans and Term CORRA Loans: with an Interest Period of   months.

6. Account location and number: ________________________

________________________

________________________

________________________

[INSERT APPLICABLE BORROWER]

By:
Name:
Title:

EXHIBIT D

FORM OF INTEREST ELECTION REQUEST

Date: ___________, _____

To:  Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc. (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

The undersigned Borrower hereby requests a conversion or continuation of the following Loan(s):

1. On________________________ (a Business Day).

2. In the amount of ________________________.

3. Type of Loan to be converted: ________________________ into the following: ________________________.

4. In the following currency: ________________________.

5. For Term SOFR Loans, Eurocurrency Term Rate Loans and Term CORRA Loans: with an Interest Period of   months.

[INSERT APPLICABLE BORROWER]

By:
Name:
Title:

EXHIBIT E

FORM OF PROMISSORY NOTE

New York, New York

[Date]

For value received, [Name of Borrower], a [insert jurisdiction/type of entity] (the “Borrower”), [severally, but not jointly with the other Borrowers,]2 promises to pay to [______________________] (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as hereinafter defined), the unpaid principal amount of each Loan, made by the Lender to the Borrower under that certain Credit Agreement dated as of July 31, 2024 (as from time to time amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Sherwin-Williams Company, Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams Canada Inc., as Borrowers, the Lenders party thereto, the Issuing Lenders party thereto and Citibank, N.A., as Administrative Agent.

The Borrower [, severally, but not jointly with the other Borrowers,]3 promises to pay interest on the unpaid principal amount of each Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest with respect to the Loans evidenced by this promissory note (this “Note”) shall be made to the Administrative Agent for the account of the Lender in Dollars at the Administrative Agent’s Office in accordance with the terms of the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, subject to the terms and conditions of the Credit Agreement, from the due date thereof until the date of actual payment computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the promissory notes referred to in the Credit Agreement, is entitled to the benefits thereof, and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in, and subject to the terms and conditions of, the Credit Agreement. Loans made by the Lender may be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

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[2]	NTD: To be included for any Promissory Note made by a Foreign Borrower.
[3]	NTD: To be included for any Promissory Note made by a Foreign Borrower.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

[The common seal of the Borrower, if required] [NAME OF BORROWER]

By:
Name:
Title: